UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2017

XENON PHARMACEUTICALS INC.

(Exact name of Registrant as Specified in Its Charter)

Canada	001-36687	98-0661854
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200-3650 Gilmore Way, Burnaby, British Columbia, Canada		V5G 4W8
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (604) 484-3300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 1, 2017, Xenon Pharmaceuticals Inc. (the “Company”) held its 2017 Annual Meeting of Shareholders (the “Annual Meeting”).  At the Annual Meeting, proxies and in-person shareholders representing 11,251,477 of the Company’s common shares, or approximately 62.5% of the total shares entitled to vote, were present and voted on the following three proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the United States Securities and Exchange Commission and with the securities commissions in British Columbia, Alberta and Ontario on April 27, 2017:

Proposal One – Election of Directors.  The following nominees were elected as directors to serve until the 2018 annual meeting of shareholders or until their respective successors are duly elected and qualified.

	For	Withhold	Broker Non-Votes
Michael Tarnow	8,575,997	719,892	1,955,588
Mohammad Azab	8,592,949	702,940	1,955,588
Steven Gannon	8,577,278	718,611	1,955,588
Michael Hayden	7,664,472	1,631,417	1,955,588
Frank Holler	7,696,353	1,599,536	1,955,588
Gary Patou	8,593,553	702,336	1,955,588
Simon Pimstone	8,599,235	696,654	1,955,588
Richard Scheller	8,869,381	426,508	1,955,588
Dawn Svoronos	8,577,967	717,922	1,955,588

Proposal Two – Appointment of Independent Registered Public Accounting Firm.  The appointment of KPMG LLP as the Company’s independent registered public accounting firm for the ensuing year was approved as follows:

For	Withhold
10,987,565	263,912

Proposal Three – Authorization of the Audit Committee to Set the Remuneration for the Independent Registered Public Accounting Firm.  The authority of the audit committee of the board of directors to set the remuneration of the auditors for the ensuing year was approved as follows:

For	Against
10,956,971	294,506

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xenon Pharmaceuticals Inc.

Date: June 2, 2017	By:	/s/ Ian Mortimer
Ian Mortimer
Chief Financial Officer & Chief Operating Officer